AMENDMENT NO. 1

This Amendment No. 1 (“Amendment”) is made this 7th day of January, 2011, by and between New Horizon, Inc., a Texas corporation (“Seller”), and Heartland Bridge Capital, Inc., a Delaware corporation (fka I-Web Media, Inc.) (“Purchaser”) (together the “Parties”), to amend the terms of that certain asset purchase agreement by and between the Parties dated December 9, 2010 (the “Agreement”).  In the event the terms of the Agreement and this Amendment conflict, the terms of this Amendment control.

WHEREAS, under the terms of the Agreement, Purchaser purchased certain Assets (as defined in the Agreement) from the Seller in exchange for certain securities of the Purchaser, including Four Million (4,000,000) shares of the Purchaser’s common stock, restricted in accordance with Rule 144;

WHEREAS, the shares of common stock have not been issued to the Seller;

WHEREAS, the Seller has informed the Purchaser that Six Hundred Thousand (600,000) shares of the Purchaser’s common stock were supposed to go directly to Larry Alloway, an individual, and not to the Seller;

WHEREAS the Parties now desire to amend the Agreement such that Three Million Four Hundred Thousand (3,400,000) shares are to be delivered to the Seller and Six Hundred Thousand (600,000) shares are to be delivered directly to Larry Alloway at the address listed below;

THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to amend the terms of Agreement as necessary to effectuate the following:

The Agreement is hereby amended such that Three Million Four Hundred Thousand (3,400,000) shares of the Purchaser’s common stock are to be delivered to the Seller, with the other Six Hundred Thousand (600,000) shares of the Purchaser’s common stock to be delivered directly to Larry Alloway.  All other terms of the Agreement remain unchanged.

IN WITNESS WHEREOF, the Parties hereto, by their duly authorized officers or other authorized signatory, have executed this Amendment as of the date first above written.  This Amendment may be signed in counterparts and facsimile signatures treated as original signatures.

“Seller”	“Purchaser”

New Horizon, Inc.,	Heartland Bridge Capital, Inc.,
a Texas corporation	a Delaware corporation

/s/ M. Scott Stevens	/s/ James F. Groelinger
By: M. Scott Stevens	By: James F. Groelinger
Its: President	Its: Chief Executive Officer

The undersigned hereby agrees to the recitals and amendment set forth above, and hereby represents and warrants that he is aware of and hereby makes the representations and warranties in Sections 3.10 – 3.12 of the Agreement regarding his receipt of the Six Hundred Thousand (600,000) shares of the Purchaser’s common stock.

/s/ Larry Alloway
Larry Alloway 3814-B South Genoa Circle Aurora, CO 80013